Enova Announces First Quarter 2015 Results

- U.S. revenue increased 9.1% to $119.1 million in 1Q15

- Adjusted EBITDA margin increased 270 basis points to 36.9% in 1Q15

CHICAGO, May 6, 2015 /PRNewswire/ -- Enova International, Inc. (NYSE: ENVA), a leading technology and analytics company focused on online lending, today announced financial results for the quarter ended March 31, 2015.

"We achieved significant improvements in both gross profit margins and Adjusted EBITDA margins in the first quarter," said David Fisher, CEO of Enova. "In addition, our diversification strategy and successful product introductions over the past several years contributed to partially offset the decline in U.K. revenue as a result of regulatory changes in that market. We believe the flexibility of our lending platform, the capabilities of our advanced analytics, including our ability to effectuate enhanced affordability-based underwriting, and our track record of growing our business profitably through changes in regulatory environments positions Enova well to adapt to expected rulemaking in the U.S. market over the coming years."

First Quarter 2015 Summary

  Total revenue of $165.7 million in the first quarter of 2015 declined 20.5% from $208.5 million in the first quarter of 2014 as a 9.1% increase in U.S. revenue was offset by a 53.1% decrease in international revenue, driven by regulatory changes in the United Kingdom.
  Gross profit margin of 76.7% in the first quarter of 2015 rose 860 basis points from the first quarter of 2014, primarily due to stricter underwriting standards in the United Kingdom as a result of new regulations, as well as continued enhancements to Enova's U.S. underwriting models.
  Adjusted EBITDA of $61.1 million, a non-GAAP measure, decreased 14.4% from the same quarter last year due to the decrease in revenue, while Adjusted EBITDA margin rose to 36.9% from 34.2%.
  Net income decreased 38.8% to $24.5 million, or $0.74 per diluted share, in the first quarter of 2015 from $40.1 million, or $1.21 per diluted share, in the first quarter of 2014.

"Our U.S. business remains solid, driven by the continued momentum of our short-term products and the strong growth of our NetCredit near-prime installment product. Our installment loan products are now the largest component of our revenue at 35% of total revenue, up from 30% for the same quarter last year. Moreover, we are beginning to see some positive momentum in U.K. loan origination volumes early in the second quarter, which suggests that the market may be beginning to stabilize," said Robert Clifton, CFO of Enova.

Outlook

For the second quarter 2015, Enova expects total revenue of $150 million to $170 million and Adjusted EBITDA of $35 million to $50 million. For the full year 2015, Enova continues to expect total revenue of $750 million to $830 million and Adjusted EBITDA of $180 million to $240 million.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-877-870-4263 (1-412-317-0790 for non-U.S. callers). Please ask to be joined to the Enova International Call. A replay of the conference call will be available until May 14, 2015 at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days.

About Enova

Enova is a leading provider of online financial services to the large and growing number of customers who use alternative financial services because of their limited access to more traditional consumer credit. As of March 31, 2015, Enova offered or arranged loans in 34 states in the United States and in five foreign countries:

  in the United States at https://www.cashnetusa.com, https://www.netcredit.com and
  https://www.headwaycapital.com,
  in the United Kingdom at https://www.quickquid.co.uk, https://www.poundstopocket.co.uk and https://www.onstride.co.uk, in Australia at https://www.dollarsdirect.com.au,
  in Canada at https://www.dollarsdirect.ca,
  in Brazil at https://www.simplic.com.br and
  in China at https://www.youxinyi.cn.

During 2014, the company launched pilot programs in Brazil and China, as well as a line of credit product to serve the needs of small businesses in the United States. Enova uses its proprietary technology, analytics and customer service capabilities to quickly evaluate, underwrite and fund loans in order to offer customers credit when and how they want it. Headquartered in Chicago, Enova had more than 1,100 employees serving its online customers across the globe as of March 31, 2015.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Consumer Loans

Enova has provided combined consumer loans, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on consumer loans individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans are impacted by the aggregate amount of loans owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except share data) (Unaudited)

	March 31,		December 31,
	2015	2014	2014
Assets
Cash and cash equivalents	$143,444	$56,241	$75,106
Consumer loans, net	279,055	280,186	323,611
Prepaid expenses and other assets	15,667	8,692	16,631
Deferred tax assets	19,728	26,757	25,427
Property and equipment, net	40,257	39,027	33,985
Goodwill	255,856	255,866	255,862
Intangible assets, net	33	23	39
Other assets	28,513	6,286	29,536
Total assets	$782,553	$673,078	$760,197
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$54,175	$36,396	$57,277
Income taxes currently payable	8,445	—	6,802
Deferred tax liabilities	47,766	46,955	47,953
Other liabilities	—	58	—
Long-term debt	494,347	376,872	494,181
Total liabilities	604,733	460,281	606,213
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,000,000 shares issued and outstanding	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	2,006	—	294
Retained earnings	181,391	208,939	156,861
Accumulated other comprehensive (loss) income	(5,577)	3,858	(3,171)
Total stockholders' equity	177,820	212,797	153,984
Total liabilities and stockholders' equity	$782,553	$673,078	$760,197

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue	$165,676	$208,465
Cost of Revenue	38,570	66,436
Gross Profit	127,106	142,029
Expenses
Marketing	24,156	28,478
Operations and technology	18,012	17,885
General and administrative	25,566	24,427
Depreciation and amortization	5,283	4,118
Total Expenses	73,017	74,908
Income from Operations	54,089	67,121
Interest expense, net	(13,305)	(4,754)
Foreign currency transaction loss	(944)	(101)
Income before Income Taxes	39,840	62,266
Provision for income taxes	15,310	22,211
Net Income	$24,530	$40,055
Earnings Per Share:
Earnings per common share:
Basic	$0.74	$1.21
Diluted	$0.74	$1.21
Weighted average common shares outstanding:
Basic	33,000	33,000
Diluted	33,008	33,000

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows provided by operating activities	$87,865	$111,998
Cash flows used in investing activities
Consumer loans	(4,800)	(47,531)
Property and equipment additions	(11,572)	(3,676)
Total cash flows used in investing activities	(16,372)	(51,207)
Cash flows used in financing activities	—	(53,163)
Effect of exchange rates on cash	(3,155)	1,133
Net increase in cash and cash equivalents	68,338	8,761
Cash and cash equivalents at beginning of year	75,106	47,480
Cash and cash equivalents at end of period	$143,444	$56,241

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES GEOGRAPHIC INFORMATION (dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three months ended March 31, 2015 and 2014.

	Three Months Ended March 31,
	2015	2014	$ Change	% Change
Domestic:
Revenue	$119,053	$109,087	$9,966	9.1%
Cost of revenue	33,930	29,103	4,827	16.6
Gross profit	$85,123	$79,984	$5,139	6.4
Gross profit margin	71.5%	73.3%	(1.8)%	(2.5)%
International:
Revenue	$46,623	$99,378	$(52,755)	(53.1)%
Cost of revenue	4,640	37,333	(32,693)	(87.6)
Gross profit	$41,983	$62,045	$(20,062)	(32.3)
Gross profit margin	90.0%	62.4%	27.6%	44.2%
Total:
Revenue	$165,676	$208,465	$(42,789)	(20.5)%
Cost of revenue	38,570	66,436	(27,866)	(41.9)
Gross profit	$127,106	$142,029	$(14,923)	(10.5)
Gross profit margin	76.7%	68.1%	8.6%	12.6%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table shows consumer loans and related loan loss activity, which is based on consumer loan balances, for the three months ended March 31, 2015 and 2014.

Three Months Ended March 31	2015	2014	Change
Cost of revenue	$38,570	$66,436	$(27,866)
Charge-offs (net of recoveries)	52,136	75,657	(23,521)
Average combined consumer loan balances, gross:
Company owned(a)	356,752	368,341	(11,589)
Guaranteed by Enova(a)(b)	28,953	34,321	(5,368)
Average combined consumer loan balances, gross (a)(c)	$385,705	$402,662	$(16,957)
Ending combined consumer loan balances, gross:
Company owned	$330,275	$354,466	$(24,191)
Guaranteed by Enova(b)	25,355	29,643	(4,288)
Ending combined consumer loan balances, gross (c)	$355,630	$384,109	$(28,479)
Ending allowance and liability for losses	$52,165	$75,479	$(23,314)

Consumer loan ratios:
Cost of revenue as a % of average combined consumer loan balances, gross(a)(c)	10.0%	16.5%	(6.5)%
Charge-offs (net of recoveries) as a % of average combined consumer loan balances, gross(a)(c)	13.5%	18.8%	(5.3)%
Gross profit margin	76.7%	68.1%	8.6%
Allowance and liability for losses as a % of combined consumer loan balances, gross(c)(d)	14.7%	19.7%	(5.0)%

(a)	The average combined consumer loan balances, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO) programs, which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined consumer loans.
(d)	Allowance and liability for losses as a percentage of combined consumer loan balances, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)
Adjusted Earnings Measures
	Three Months Ended
	March 31,
	2015	2014
Net Income	$24,530	$40,055
Adjustments (net of tax):
Intangible asset amortization	2	13
Stock-based compensation expense	1,054	55
Foreign currency transaction loss	581	65

Adjusted earnings	$26,167	$40,188

Diluted earnings per share	$0.74	$1.21
Adjusted earnings per share	$0.79	$1.22

Adjusted EBITDA
	Three Months Ended
	March 31,
	2015	2014
Net Income	$24,530	$40,055
Adjustments:
Depreciation and amortization expenses	5,283	4,118
Interest expense, net	13,305	4,754
Foreign currency transaction loss	944	101
Provision for income taxes	15,310	22,211
Stock-based compensation expense	1,712	85

Adjusted EBITDA	$61,084	$71,324

Adjusted EBITDA margin calculated as follows:
Total Revenue	165,676	208,465
Adjusted EBITDA	61,084	71,324
Adjusted EBITDA as a percentage of total revenue	36.9%	34.2%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands)
Estimated Adjusted EBITDA For 2015

The following table reconciles estimated Income from operations to Adjusted EBITDA, a non-GAAP measure:

	Estimated Results
	Three Months Ended June 30, 2015
	Low	High
	Unaudited
Income from operations	$28,000	$41,000
Depreciation and amortization	5,000	6,000
Stock-based compensation expense	2,000	3,000
Adjusted EBITDA	$35,000	$50,000

	Estimated Results
	Year Ended December 31, 2015
	Low	High
	Unaudited
Income from operations	$153,000	$208,000
Depreciation and amortization	20,000	23,000
Stock-based compensation expense	7,000	9,000
Adjusted EBITDA	$180,000	$240,000

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CONTACT: Public Relations: Kirk Chartier, Email: media@enova.com, Investor Relations: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com